Exhibit 23.2



                       Lovelett, Skogen & Associates, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 pertaining to 1,295,000 shares of common stock and to the incorporation by reference therein of our report dated December 9, 2002 with respect to the financial statements of Double Eagle Petroleum Co. for the year ended August 31, 2002 included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, which is filed with the Securities and Exchange Commission.

                                        /s/  Lovelett, Skogen & Associates, P.C.
                                             -----------------------------------
                                             Lovelett, Skogen & Associates, P.C.


Casper, Wyoming
June 30, 2004